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                        INVESTMENT SUB-ADVISORY AGREEMENT

                                 by and between

                         EVEREST FUNDS MANAGEMENT, LLC,
                                   as Advisor,

                                       and

                        PFLUG INVESTMENT MANAGEMENT, INC.
                                 as Sub-Advisor

                          Dated as of __________, 2000

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                        INVESTMENT SUB-ADVISORY AGREEMENT

         This INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement"), dated as of ________ __, 2000, is entered into by and between Everest Funds Management, LLC, a Delaware limited liability company and registered investment advisor (the "Advisor"), and Pflug Investment Management, Inc., a Nebraska Sub-chapter S corporation and registered investment advisor (the "Sub-Advisor").

                                WITNESSETH THAT:

         WHEREAS, Everest Series Funds Trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), authorized to issue separate series and classes of shares, each series having its own investment objective or objectives, policies and limitations;

         WHEREAS, the Advisor is the investment advisor for the Trust pursuant to an Investment Advisory Agreement, dated as of ________ __, 2000 (the "Advisory Agreement"), between the Advisor and the Trust;

         WHEREAS, the Advisory Agreement permits the Advisor to delegate certain of its duties as investment advisor thereunder to a sub-advisor; and

         WHEREAS, the Advisor desires to retain the Sub-Advisor as the Advisor's agent to furnish investment advisory services to the series of the Trust represented by the series listed on Exhibit A hereto (each, a "Series").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. The Advisor hereby appoints the Sub-Advisor to provide certain sub-investment advisory services to the Series for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided with respect to the Series listed on Exhibit A attached hereto.

         In the event that the Advisor designates one or more series other than the Series with respect to which the Advisor wishes to retain the Sub-Advisor to render investment advisory services hereunder, it shall notify the Sub-Advisor in writing. If the Sub-Advisor is willing to render such services, it shall notify the Advisor in writing, whereupon such series shall become a Series hereunder and shall be subject to this agreement. Within a reasonable time after the inclusion of an additional series under this Agreement, Exhibit A shall be amended to include the additional series.

2. DELIVERY OF DOCUMENTS.

(a) The Advisor has or will furnish the Sub-Advisor with copies properly certified or authenticated of each of the following:

(i) the Trust's Declaration of Trust dated __________ __, 2000, and all amendments thereto or restatements thereof (the "Declaration of Trust");

(ii) the Trust's Bylaws and all amendments thereto (the "Bylaws");

(iii) resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub-Advisor and approving this Agreement;

(iv) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

(v) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Series; and

(vi) the Trust's most recent prospectus and Statement of Additional Information relating to the Series (collectively, the "Prospectus"). From time to time, the Advisor will furnish the Sub-Advisor with copies of all amendments of or supplements to the Prospectus.

(b) The Sub-Advisor will provide the Advisor and the Trust with copies properly certified or authenticated of each of the following:

(i) the Form ADV most recently filed with the SEC by the Sub-Advisor and will promptly furnish a copy of all amendments of the Form ADV to the Advisor on an annual basis;

(ii) the written code of ethics of the Sub-Advisor (the "Code of Ethics") adopted pursuant to the requirements of Rule 17j-1 promulgated under the 1940 Act ("Rule 17j-1");

(iii) evidence of adoption of the Code of Ethics in accordance with Rule 17j-1; and

(iv) within 45 days of the end of the last calendar quarter of each year that this Agreement is in effect, a certification from the president or a vice-president of the Sub-Advisor that the Sub-Advisor has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisor's Code of Ethics or that, if such a violation has occurred, that appropriate action was taken in response to such violation.

3. MANAGEMENT.

(a) Subject to the supervision of the Board of Trustees of the Trust and the Advisor, the Sub-Advisor will furnish an investment program in respect of, and make investment decisions for, all assets of the Series and place all orders for the purchase and sale of securities, all on behalf of the Series. In the performance of its duties, the Sub-Advisor will satisfy its fiduciary duties to the Series (as set forth in Section 3(b) below), and will monitor the Series' investments, and will comply with the provisions of Trust's Articles and Bylaws, as amended from time to time, and the Statement of Additional Information and Prospectus of the applicable Series (collectively, the "Prospectus") and the stated investment objectives, policies and restrictions of the Series as set forth in the Prospectus and as interpreted from time to time by the Board of Trustees of the Trust. The Sub-Advisor and the Advisor will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Series and to consult with each other regarding the investment affairs of the Series. The Sub-Advisor will report to the Board of Trustees of the Trust and to the Advisor with respect to the implementation of such program. The Sub-Advisor is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Series.

(b) The Sub-Advisor further agrees that it will:

(i) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(ii) conform with all applicable rules and regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(iii) place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer as permitted in accordance with guidelines established by the Board of Trustees of the Trust. In placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Advisor, the Sub-Advisor or any affiliated person of either the Trust, the Advisor, or the Sub-Advisor, except as may be permitted under the 1940 Act;

(iv) report regularly to the Advisor and to the Board of Trustees of the Trust and will make appropriate persons available for the purpose of reviewing with representatives of the Advisor and the Board of Trustees of the Trust on a regular basis at reasonable times the management of the Series, including, without limitation, review of the general investment strategies of the Series, the performance of the Series in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Advisor;

(v) prepare and maintain such books and records with respect to the Series' securities transactions and will furnish the Advisor and Trust's Board of Trustees of the Trust such periodic and special reports as the Board of Trustees of the Trust or the Advisor may request;

(vi) act upon instructions from the Advisor not inconsistent with the fiduciary duties hereunder;

(vii) treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Advisor, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust; and

(viii) vote proxies received in connection with securities held by the Series consistent with its fiduciary duties hereunder.

4. EXPENSES. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Series.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 promulgated under the 1940 Act, the Sub-Advisor hereby agrees that, to the extent that it may maintain records for the Trust, all such records are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 promulgated under the 1940 Act any such records required to be maintained by Rule 31a-1 promulgated under the 1940 Act.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Advisor will pay the Sub-Advisor, and the Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Series in accordance with Exhibit B hereto. From time to time, the Sub-Advisor may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

         If this Agreement terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

7. SERVICES TO OTHERS. The Advisor understands, and has informed the Board of Trustees of the Trust, that the Sub-Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Advisor or the Trust in any way or otherwise be deemed an agent for the Advisor or the Trust. The Sub-Advisor now acts, or may in the future act, as an investment advisor to fiduciary and other managed accounts, and as investment advisor or sub-investment advisor to other investment companies. The Advisor has no objection to the Sub-Advisor acting in such capacities, provided that whenever the Series and one or more other investment advisory clients of the Sub-Advisor have available funds for investment, investments selected for each will be allocated in a manner believed by the Sub-Advisor to be equitable to each. The Advisor recognizes, and has advised the Board of Trustees of the Trust, that in some cases this procedure may adversely affect the size of the position that the participating Series may obtain in a particular security. In addition, the Advisor understands, and has advised Trust's Board of Trustees of the Trust, that the persons employed by the Sub-Advisor to assist in the Sub-Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Advisor or any of its employees or affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Advisor shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, its shareholders or by the Advisor in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

9. USE OF NAME. The Advisor permits the Sub-Advisor to utilize the name "Everest" without the consent of the Advisor, in connection with the sub-advisory services provided to the Series pursuant to this Agreement but only so long as this Agreement is in effect.

10. EFFECTIVE DATE. This Agreement will become effective as to a Series upon execution or, if later, the date that initial capital for such Series is first provided to the Trust (the "Effective Date").

11. DURATION AND TERMINATION. Whenever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Trust shall mean (a) the vote of 67% or more of such securities of each Series if the holders of more than 50% of such securities are present in person or by proxy or (b) the vote of more than 50% of all outstanding securities, whichever is lesser.

(a) Unless sooner terminated as hereinafter provided, this Agreement will continue in effect for two years from the Effective Date. Thereafter, if not terminated as to a Series, this Agreement will continue in effect from year to year thereafter, but only so long as such continuation is specifically approved at least annually by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of such Series; provided that in either event the continuance is also approved by a majority of the members of the Trust's Board of Trustees who are not "interested persons" of the Trust, the Advisor, or of the Sub-Advisor, as defined by the provisions of the 1940 Act.

(b) Notwithstanding the foregoing, this Agreement may be terminated as to a Series at any time, without the payment of any penalty, on 60 days' written notice by the Trust, the Advisor or the Sub-Advisor. This Agreement will immediately terminate in the event of its assignment as such term is defined by the 1940 Act.

12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

         The name "Everest Series Funds Trust" and "Board of Trustees of the Trust" refer respectively to the Trust created by, and the members of the Board of Trustees of the Trust, as board members but not individually or personally, acting from time to time under, the Articles and Bylaws of the Trust, to which reference is hereby made, and to any and all amendments thereto. The obligations of the Everest Series Funds Trust entered in the name or on behalf thereof by any of the Members of the Board of Trustees of the Trust, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Members, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Series must look solely to the assets of the Trust belonging to such Series for the enforcement of any claims against Trust.

15. REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISOR. The Sub-Advisor hereby represents and warrants that:

(a) this Agreement does not violate any existing agreements between the Sub-Advisor and any other party;

(b) it is a duly registered investment advisor under the Investment Advisors Act of 1940, as amended and has provided to the Advisor a copy of its most recent Form ADV as filed with the SEC;

(c) it has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Sub-Advisor, and represents and warrants that, with respect to the disclosure about the Sub-Advisor or information relating, directly or indirectly, to the Sub-Advisor, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading;

(d) in no event shall the Sub-Advisor provide similar investment advisory services to any client comparable to the Series being managed under this Agreement at a composite rate of compensation less than that provided for herein;

(e) it has adopted a Code of Ethics complying with the requirements of Rule 17j-1; and

(f) it shall notify the Advisor of any change in control of the Sub-Advisor, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Advisor, in each case prior to, or promptly after, such change.

16. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Nebraska.

         IN WITNESS WHEREOF, the Advisor and the Sub-Advisor have caused this Agreement to be executed as of this ___ day of ________, 2000

                                 EVEREST FUNDS MANAGEMENT, LLC

                                 By: ________________________
                                 Name:  Vinod Gupta
                                 Title:  President, Secretary and Treasurer

                                 PFLUG INVESTMENT MANAGEMENT, INC.

                                 By: _________________________
                                 Name:  Thomas Pflug
                                 Title:  President